UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2003

Date of Filing: July 2, 2003

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Registrant’s Press Release dated July 2, 2003.

Item 9.	Regulation FD Disclosure

On July 2, 2003, Seattle Genetics, Inc. announced that its stockholders approved a $41 million private placement transaction.

A copy of the press release containing the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by this reference. This information is furnished, and not filed, pursuant to Item 9.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEATTLE GENETICS, INC. (Registrant)

Date:	July 2, 2003	By:	/s/ CLAY B. SIEGALL
Clay B. Siegall President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated July 2, 2003.